Exhibit 99.1

NEWS FROM

FOR IMMEDIATE RELEASE Date Submitted: January 16, 2007 NASDAQ Symbol: IBCP	CONTACT:	Robert N. Shuster Executive Vice President and Chief Financial Officer #616/522-1765

INDEPENDENT BANK CORPORATION
ANNOUNCES THE CLOSING OF THE SALE OF
ITS INSURANCE PREMIUM FINANCE BUSINESS

IONIA, Michigan, January 16, 2007 . . . Independent Bank Corporation (Nasdaq: IBCP), a Michigan-based bank holding company (“IBC” or the “Company”), reported that its subsidiary, Mepco Insurance Premium Financing, Inc. (“Mepco”), has closed the transaction to sell substantially all of its assets related to the insurance premium finance business to Premium Financing Specialists, Inc. (“PFS”). Mepco will continue to own and operate its warranty payment plan business.

Under the terms of an amended definitive agreement, Mepco and its wholly-owned subsidiary, Mepco Acceptance Corp. (“MAC”), sold approximately $180 million of insurance premium finance loans, net and certain other assets within its insurance premium finance business to PFS. PFS also assumed certain liabilities totaling approximately $12 million associated with Mepco’s and MAC’s insurance premium finance business (primarily the obligation for premium finance loans that are not yet funded at the sale date). In addition, PFS paid Mepco a premium of $8 million. Mepco, MAC and Independent Bank (Mepco’s parent company) also agreed not to compete in the insurance premium finance business for a period of five years.

As a result of the above referenced transaction, the Company accrued for an after tax loss in the fourth quarter of 2006 of $0.2 million on the sale of its insurance premium finance business and recorded a goodwill impairment charge of $2.4 million (which is not tax deductible) relating to the valuation of Mepco’s remaining business. Finally, the Company also accrued approximately $1.1 million ($0.7 million after tax) in the fourth quarter of 2006 for estimated costs and expenses associated with the sale of its insurance premium finance business.

About Independent Bank Corporation

Independent Bank Corporation (Nasdaq: IBCP) is a Michigan-based bank holding company with total assets of over $3 billion. Founded as First National Bank of Ionia in 1864, Independent Bank Corporation now operates over 100 offices across Michigan’s Lower Peninsula through four state-chartered bank subsidiaries. These subsidiaries, Independent Bank, Independent Bank East Michigan, Independent Bank South Michigan and Independent Bank West Michigan, provide a full range of financial services, including commercial banking, mortgage lending, investments and title services. Financing for insurance premiums and extended automobile warranties is also available through Mepco Insurance Premium Financing, Inc., a wholly owned subsidiary of Independent Bank. Independent Bank Corporation is committed to providing exceptional personal service and value to its customers, stockholders and the communities it serves. For more information, please visit our website at: www.ibcp.com

Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “believe,” “intend,” “estimate,” “project,” “may” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are predicated on management’s beliefs and assumptions based on information known to Independent Bank Corporation’s management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Independent Bank Corporation’s management for future or past operations, products or services, and forecasts of the Company’s revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, and estimates of credit quality trends. Such statements reflect the view of Independent Bank Corporation’s management as of this date with respect to future events and are not guarantees of future performance, involve assumptions and are subject to substantial risks and uncertainties, such as the changes in Independent Bank Corporation’s plans, objectives, expectations and intentions. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, the Company’s actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in interest rates, changes in the accounting treatment of any particular item, the results of regulatory examinations, changes in industries where the Company has a concentration of loans, changes in the level of fee income, changes in general economic conditions and related credit and market conditions, and the impact of regulatory responses to any of the foregoing. Forward-looking statements speak only as of the date they are made. Independent Bank Corporation does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Independent Bank Corporation claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.